Exhibit 99.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of September 24, 2017, between Pulse Biosciences, Inc., a Nevada corporation (the “Company”), and each purchaser identified on Exhibit A hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, on the terms and subject to the conditions set forth in this Agreement and pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement;

WHEREAS, the Company has authorized, upon the terms and conditions stated in this Agreement, the sale and issuance of an aggregate of 2,000,000 shares of the Company’s common stock, par value $0.001 per share, (the “Common Stock”); and

WHEREAS, at the Closing (as hereinafter defined), each Purchaser, severally and not jointly, wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that number of shares of Common Stock as disclosed on Exhibit A hereto.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

Article 1 DEFINITIONS

Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Additional Registration Statement”  shall have the meaning ascribed to such term in Section 5.1(a).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Agreement” shall have the meaning ascribed to such term in the preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is a party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes and any transaction or series of related transactions the sole purpose of which is to change the state of the Company’s incorporation) other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, as a result of shares in the Company held by such holders prior to such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (or if the

Company or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); or (ii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries taken as a whole.

“Closing” shall have the meaning ascribed to such term in Section 2.2.

“Closing Date” shall have the meaning ascribed to such term in Section 2.2.

“Commission”  and/or “SEC”  means the United States Securities and Exchange Commission.

“Common Stock”  shall have the meaning ascribed to such term in the preamble.

 “Company” shall have the meaning ascribed to such term in the preamble.

“Derivative Transaction” shall have the meaning ascribed to such term in Section 4.2(b).

“Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

“Effectiveness Period” shall have the meaning ascribed to such term in Section 5.1(b).

“Environmental Laws” shall have the meaning ascribed to such term in Section 3.15.

“ERISA” shall have the meaning ascribed to such term in Section 3.16.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

 “GAAP” shall have the meaning ascribed to such term in Section 3.8.

 “Indemnified Party” shall have the meaning ascribed to such term in Section 5.4(c).

“Indemnifying Party” shall have the meaning ascribed to such term in Section 5.4(c).

“Initial Registration Statement” has the meaning set forth in Section 5.1(a).

 “Intellectual Property” means (i) worldwide patents, patent applications, invention disclosures and other rights of invention, filed with any governmental authority, and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof and all reexamined patents or other applications or patents claiming the benefit of the filing date of any of the foregoing; (ii) worldwide (A) registered trademarks and service marks and registrations and applications for such registrations, and (B) unregistered trademarks and service marks, trade names, fictitious business names, corporate names, trade dress, logos, product names and slogans, including any common law rights; in each case together with the goodwill associated therewith; (iii) worldwide (A) registered copyrights in published or unpublished works, mask work rights and similar rights, including rights created under Sections 901-914 of Title 17 of the United States Code, mask work registrations, and copyright applications for registration, including any renewals thereof, and (B) any unregistered copyrightable works and other rights of authorship in published or unpublished works; (iv) worldwide (A) internet domain names; (B) website content; (C) telephone numbers; and (D) moral rights and publicity rights; (v) any computer program or other software (irrespective of the type of hardware for which it is intended), including firmware and other software embedded in hardware devices, whether in the form of source code, assembly code, script, interpreted language, instruction sets or binary or object code (including compiled and executable programs), including any library, component or module of any of the foregoing, including, in the case of source code, any related images, videos, icons, audio or other multimedia data or files, data files, and header, development or compilations tools, scripts, and files, and (vi) worldwide confidential or proprietary information or trade secrets, including technical information, inventions and discoveries (whether or not patentable and whether or not reduced to practice) and improvements thereto, know-how, processes, discoveries, developments, designs, techniques, plans, schematics, drawings, formulae, preparations, assays, surface

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coatings, diagnostic systems and methods, patterns, compilations, databases, database schemas, specifications, technical data, inventions, concepts, ideas, devices, methods, and processes; and includes any rights to exclude others from using or appropriating any Intellectual Property rights, including the rights to sue for or assets claims against and remedies against past, present or future infringements or misappropriations of any or all of the foregoing and rights of priority and protection of interests therein, and any other proprietary, intellectual property or other rights relating to any or all of the foregoing anywhere in the world.

“Legend Removal Date” shall have the meaning ascribed to such term in Section 6.1(c).

“Losses” means any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business, or prospects of the Company taken as a whole, or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“NASDAQ” means The NASDAQ Stock Market, LLC.

“Occupational Laws” shall have the meaning ascribed to such term in Section 3.16.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Price Per Share” shall have the meaning ascribed to such term in Section 2.1.

“Principal Purchasers” means, as of any time, the Purchaser or Purchasers holding or having the right to acquire, as of such time, at least a majority-in-interest of the total number of Shares.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prohibited Transfers” shall have the meaning ascribed to such term in Section 6.8.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Purchaser Party” shall have the meaning ascribed to such term in Section 6.7.

“Purchasers” shall have the meaning ascribed to such term in the preamble.

“Registration Statement”  means each registration statement required to be filed under ARTICLE 5, including the Initial Registration Statement, all Additional Registration Statements, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

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“Registrable Securities” means (i) the Shares and (ii)  any shares of Common Stock issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Shares, provided, that the holder of such Shares has completed and delivered to the Company a Selling Stockholder Questionnaire; and provided further, that the Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) sale by any Person to the public either pursuant to a registration statement under the Securities Act or under Rule 144 (in which case, only such Shares sold shall cease to be Registrable Securities) or (B) becoming eligible for sale by the holder thereof pursuant to Rule 144 without volume or manner of sale restrictions.

 “Rule 144,” “Rule 415,” and “Rule 424” means Rule 144, Rule 415 and Rule 424, respectively, promulgated by the Commission pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.7.

 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Stockholder Questionnaire” shall have the meaning ascribed to such term in Section 5.2(j).

“Shares”  or “Securities”  means the shares of Common Stock purchased and sold under this Agreement.

 “Trading Day” means a day on which the Principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, or the New York Stock Exchange (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement and all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer”  means (i) to sell, offer, transfer, assign, mortgage, hypothecate, gift, pledge or dispose of, or (ii) to enter into or agree to enter into any contract, option or other arrangement or understanding with respect to any sale, transfer, pledge, mortgage, hypothecation, gift, assignment or similar disposition.

“Transfer Agent”  means Corporate Stock Transfer, Inc., the current transfer agent of the Company, and any successor transfer agent of the Company.

“Voting Commitment” shall have the meaning ascribed to such term in Section 4.2(a).

“WSGR”  means Wilson Sonsini Goodrich & Rosati, P.C.

Article 2 PURCHASE AND SALE

Purchase and Sale.  Subject to and upon the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall, severally and not jointly, purchase from the Company, such number of Shares set forth opposite their respective names on Exhibit A, at a price per Share equal to $15.02 (the “Price Per Share” and the total purchase price for the Shares, the “Shares Purchase Price”).

Closing.  The Company agrees to issue and sell to the Purchasers and, in consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Purchasers agree, severally and not jointly, to purchase the Shares.  The closing of the purchase and sale of the Shares

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(the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, P.C. located at 650 Page Mill Road, Palo Alto, California, three Business Days following the satisfaction or waiver of the conditions set forth in Section 2.5, or at such other time and place or on such date as the Principal Purchasers and the Company may agree upon (such date is hereinafter referred to as the “Closing Date”).

Payment. On the Closing Date, (a) each Purchaser shall pay to the Company its Shares Purchase Price in United States dollars and in immediately available funds, by wire transfer to the Company’s account as set forth in instructions previously delivered to each Purchaser, (b) the Company shall irrevocably instruct the Transfer Agent to deliver to each Purchaser, on an expedited basis, a certificate evidencing the number of  Shares set forth opposite such Purchaser’s name on Exhibit A,  and in the case of clause  (b),  duly executed on behalf of the Company and registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit B.

Deliveries.

Company.  Except for the delayed delivery contemplated by Sections 2.4(a)(iii), on or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

this Agreement duly executed by the Company;

a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver to such Purchaser, on an expedited basis, a certificate evidencing the number of Shares set forth opposite such Purchaser’s name on Exhibit A hereto, registered in the name of such Purchaser as set forth on the Stock Certificate Questionnaire included as Exhibit B;

the Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer and its Chief Financial Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in subsections (i), (ii), (iv), (v), (vi) and (vii) of Section 2.5(b);

the Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by the  Transaction Documents and the issuance of the Securities, certifying the current versions of the Articles of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of Persons signing the Transaction Documents and related documents on behalf of the Company; and

any required NASDAQ notification form.

Purchasers.  On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

this Agreement duly executed by such Purchaser;

a fully completed and duly executed Stock Certificate Questionnaire in the form attached hereto as Exhibit B; and

a fully completed and duly executed Accredited Investor Qualification Questionnaire in the form attached hereto as Exhibit C;

a fully completed and duly executed Bad Actor Questionnaire in the form attached hereto as Exhibit D; and

the Shares Purchase Price by wire transfer to the account specified by the Company.

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Closing Conditions.

The obligations of the Company hereunder, with respect to any Purchaser in connection with the Closing, are subject to the following conditions being met:

the accuracy in all material respects on the Closing Date of the representations and warranties of such Purchaser contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

all obligations, covenants and agreements of such Purchaser required to be performed at or prior to the Closing Date shall have been performed in all material respects;

the delivery by such Purchaser of the items set forth in Section 2.4(b) of this Agreement; and

NASDAQ shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions.

The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

the representations and warranties made by the Company in ARTICLE 3 hereof shall be true and correct as of the date hereof and the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date;

all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date, whether under this Agreement or the other Transaction Documents, shall have been performed in all material respects;

the delivery by the Company of the items set forth in Section 2.4(a) of this Agreement;

the Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Shares and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect, except for such that could not reasonably be expected to have a Material Adverse Effect;

no judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents;

no stop order or suspension of trading shall have been imposed by NASDAQ, the Commission or any other governmental or regulatory body with respect to public trading in the Common Stock;

NASDAQ shall have raised no objection to the consummation of the transactions contemplated by the Transaction Documents in the absence of stockholder approval of such transactions;

there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(ix)   The Company shall have delivered the Certificate, referenced in Section 2.4(a)(iv) above.

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Article 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Purchasers that, except as otherwise disclosed to the Purchasers or as disclosed in the SEC Reports:

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.

Authorization; Enforcement.  The Company has all corporate right, power and authority to enter into the Transaction Documents and to consummate the transactions contemplated hereby and thereby.  All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Securities contemplated herein and the performance of the Company’s obligations hereunder and thereunder has been taken. The Transaction Documents have been (or upon delivery will have been) duly executed and delivered by the Company and constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except:  (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Capitalization.  The authorized capital stock of the Company consists of 45,000,000 shares of Common Stock, of which 14,339,815 shares are outstanding as of September 11, 2017. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except (i) for options to purchase Common Stock or other equity awards (including restricted stock units) issued to employees and members of the Board of Directors pursuant to the equity compensation plans or arrangements disclosed in the SEC Reports, (ii) shares of capital stock issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company disclosed in the SEC Reports, and (iii) as contemplated by this Agreement, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of, or other equity interests in, the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.  The issue and sale of the Shares will not result in the right of any holder of Company securities to adjust the exercise, conversion or exchange price under such securities.

Issuance; Reservation of Shares.  The issuance of the Shares has been duly and validly authorized by all necessary corporate actions, and the Shares, when issued and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, and shall be free and clear of all encumbrances and restrictions (other than as provided in the Transaction Documents).

No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Purchasers through the EDGAR system), (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its respective assets or properties, or (iii) any material agreement or instrument to which the Company is a party or by which the Company is bound or

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to which any of their respective assets or properties is subject, in each case except for any such conflict, breach, violation or default that would not reasonably be expected to have a Material Adverse Effect.

Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than filings that have been made, or will be made, or consents that have been obtained, or will be obtained, pursuant to the rules and regulations of NASDAQ, including applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws which the Company undertakes to file or obtain within the applicable time periods.

SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since May 18, 2016 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has not received any letters of comment from the staff of the Commission that have not been satisfactorily resolved as of the date hereof.

Financial Statements.  (a) The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(a) Sarbanes-Oxley Act.  There is and has been no material failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

Interim Financials.  The published interim results of the Company and its consolidated subsidiaries for the three months ended on March 31, 2017 and for the three and six months ended June 30, 2017 have been prepared with all due care and attention (having regard to the fact that the results were made publicly available) and on accounting bases and assumptions consistent with those adopted for the preparation of the audited financial statements of the Company and its consolidated subsidiaries for the financial year ended December 31, 2016 and the corresponding interim results of the Company and its consolidated subsidiaries published in the immediately preceding financial year.

Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof:  (i) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or changed its principal registered public accounting firm, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to

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purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities, except pursuant to existing Company equity compensation plans.  The Company does not have pending before the Commission any request for confidential treatment of information.

Internal Controls.  The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with any applicable requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting; there has been no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting; since the date of the latest audited financial statements included or incorporated by reference in the Company’s SEC Reports, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective. The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder.

Accountant.  To the Company’s knowledge, Gumbiner Savett Inc., which has expressed its opinion with respect to the Company’s financial statements as of December 31, 2016 and 2015, respectively, and included in the SEC Reports (including the related notes), is an independent registered public accounting firm as required by the Act and the Public Company Accounting Oversight Board (United States). Gumbiner Savett Inc. have not been engaged by the Company to perform any “prohibited activities” (as defined in Section 10A of the Exchange Act).

Litigation.  There is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, could reasonably be expected to result in any Material Adverse Effect.  There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the SEC Reports that have not been so described.

Tax Matters.  The Company has filed all federal, state, local and foreign income and franchise tax returns required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), except as set forth in the SEC Reports  and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect, except as set forth in or contemplated in the SEC Reports.

Insurance.  The Company maintains in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. The Company is not aware of any fact or matter which would lead to any such insurance being vitiated or repudiated, there is no material claim pending or outstanding and all premiums in respect of such insurances are duly paid.

Environmental Matters.  The Company (A) is in compliance in with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (B) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business; and (C) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, or failure to receive required

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permits, licenses or approvals, or liability as would not, individually or in the aggregate, have a Material Adverse Effect.

Labor Relations.  The Company (A) is in compliance with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (B) has received permits, licenses or other approvals required of it under applicable Occupational Laws to conduct their business as currently conducted; and (C) is in compliance with all terms and conditions of such permits, licenses or approvals, except in any such case as would not have a Material Adverse Effect.  No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company relating to Occupational Laws, and the Company does not have knowledge of any material facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

Certificates, Authorities and Permits.  The Company holds, and is operating in compliance with, all registrations, approvals, certificates, authorizations and permits of any governmental authority or self-regulatory body required for the conduct of its business as described in the SEC Reports, including without limitation, all such registrations, approvals, certificates, authorizations and permits required by the FDA or any other federal, state, local or foreign agencies or bodies engaged in the regulation of pharmaceuticals or biohazardous substances or materials; and the Company has not received notice of any revocation or modification of any such registration, approval, certificate, authorization and permit or has reason to believe that any such registration, approval, certificate, authorization and permit will not be renewed in the ordinary course that could lead to, the withdrawal, revocation, suspension, modification or termination of any such registration, approval, certificate, authorization or permit, which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Effect.

Title to Assets.  The Company has good and marketable title to all property (whether real or personal) described in the SEC Reports as being owned by it, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as described in the SEC Reports, and except those that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The property held under lease by the Company is held under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company.

Intellectual Property.  The Company owns, possesses, or can acquire on reasonable terms, all Intellectual Property necessary for the conduct of its business as now conducted or as described in the SEC Reports to be conducted in all material respects, Except as set forth in the SEC Reports, (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any material facts which would form a reasonable basis for any such claim; (C) the Intellectual Property owned by the Company, and to the knowledge of the Company, the Intellectual Property licensed to the Company, have not been adjudged invalid or unenforceable, in whole or in part, and there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any material facts which would form a reasonable basis for any such claim; (D) to the Company’s knowledge, there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise

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violates any Intellectual Property or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other material fact which would form a reasonable basis for any such claim; and (E) to the Company’s knowledge, no Company employee is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company or that would conflict with the Company’s business; none of the execution and delivery of this Agreement, the carrying on of the Company’s business by the employees of the Company, and the conduct of the Company’s business as proposed, will conflict with or result in a breach of terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated; and it is not and will not be necessary to use any inventions, trade secrets or proprietary information of any of its consultants, or its employees (or Persons it currently intends to hire) made prior to their employment by the Company, except for technology that is licensed to or owned by the Company.

[Intentionally Omitted].

Compliance with NASDAQ Continued Listing Requirements.  The Company is, and has no reason to believe that it will not, upon the issuance of the Securities hereunder, continue to be, in compliance with the listing and maintenance requirements for continued listing on NASDAQ.  Assuming the representations and warranties of the Purchasers set forth in Section 4.2 are true and correct in all material respects, the consummation of the transactions contemplated by the Transaction Documents does not contravene the rules and regulations of NASDAQ.  There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on NASDAQ and the Company has not received any notice of, nor to the Company’s knowledge is there any basis for, the delisting of the Common Stock from NASDAQ.

Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of incorporation (or similar charter documents) or the laws of its state of incorporation that would prevent the Purchasers or the Company from fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

Fees.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, and no Purchaser shall have any obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.24 that may be due in connection with the transactions contemplated by the Transaction Documents.

No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Shares under the Securities Act.

Private Placement.  Assuming the accuracy of the Purchasers’ representations and warranties set forth in ARTICLE 4, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.

Investment Company.  The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

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~~Foreign Corrupt Practices.  The Company, nor, to the best knowledge of the Company, any director, officer, agent, employee or other Person associated with or acting on behalf of the Company has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable non-U.S. anti-bribery Law; or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.~~

Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

Disclosure.  No representation or warranty by the Company in this Agreement and no statement contained in the SEC Reports or any certificate or other document furnished or to be furnished to the Purchasers pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

Article 4 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except:  (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

Purchaser Status.

At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, an “accredited investor” as defined in Rule 501 under the Securities Act.  Such Purchaser is not a broker-dealer registered under Section 15 of the Exchange Act.  Such Purchaser is acting alone in its determination as to whether to invest in the Securities. Such Purchaser is not a  party to any voting agreements or similar arrangements with respect to the Securities. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Purchaser with the Commission with respect to the beneficial ownership of the Company’s Common Stock, such Purchaser is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Securities. Each Purchaser represents and warrants that it (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if serving as a director or if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if serving as or elected as a director of the Company, with such Person’s fiduciary duties under applicable law; (ii) is not and will not become a party to any agreement, arrangement or

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understanding with any Person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company.

Each Purchaser has disclosed in writing to the Company a description of all Derivative Transactions (as defined below) by each such Purchaser in effect as of the date hereof, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of, such Derivative Transactions. For purposes of this Agreement, a “Derivative Transaction” means any agreement, arrangement, interest or understanding entered into by, or on behalf or for the benefit of, any Purchaser or any of its affiliates or associates, whether record or beneficial: (w) the value of which is derived in whole or in part from the value of any class or series of shares or other securities of the Company, (x) which otherwise provides any direct or indirect opportunity to gain or share in any gain derived from a change in the value of securities of the Company, (y) the effect or intent of which is to mitigate loss, manage risk or benefit of security value or price changes, or (z) which provides the right to vote or increase or decrease the voting power of, such Purchaser, or any of its affiliates or associates, with respect to any securities of the Company, which agreement, arrangement, interest or understanding may include, without limitation, any option, warrant, debt position, note, bond, convertible security, swap, stock appreciation right, short position, profit interest, hedge, right to dividends, voting agreement, performance-related fee or arrangement to borrow or lend shares (whether or not subject to payment, settlement, exercise or conversion in any such class or series), and any proportionate interest of such Purchaser in the securities of the Company held by any general or limited partnership, or any limited liability company, of which such Purchaser is, directly or indirectly, a general partner or managing member.

General Solicitation; Pre-Existing Relationship.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement. Such Purchaser had a prior substantial pre-existing relationship with the Company.

Purchase Entirely for Own Account.  The Securities to be received by such Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold the Securities for any period of time.

Adequate Information; No Reliance.    Such Purchaser acknowledges and agrees that (a) such Purchaser has been furnished with all materials it considers relevant to making an investment decision to enter into this Agreement and has had the opportunity to review (and has carefully reviewed) (i) the SEC Reports and (ii) this Agreement (including the exhibits thereto), (b) such Purchaser has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects, and the terms and conditions of this Agreement, and to obtain from the Company any information that it considers necessary in making an informed investment decision and to verify the accuracy of the information set forth in the SEC Reports, (c) such Purchaser has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the transactions contemplated by this Agreement and to make an informed investment decision with respect to such transactions, (d) such Purchaser is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives or any other entity or person, except for (A) the SEC Reports, and (B) the representations and warranties made by the Company in this Agreement, (e) no statement or written material contrary to the SEC Reports has been made or given to  such Purchaser by or on behalf of the Company, and (f) such Purchaser is able to fend for itself with respect to this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the shares of Common Stock and has the ability to bear the economic risks of its investment and can afford the complete loss of such investment.

Disclosure of Information.  Such Purchaser has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the

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Company, its business and the terms and conditions of the offering of the Securities.  Such Purchaser acknowledges receipt of copies of the SEC Reports (or access thereto via EDGAR).  Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

Interested Stockholders.  Each Purchaser that is an “Interested Stockholder” (as such term is defined in Section 78.423 of the Nevada Revised Statutes) represents and warrants that it does not propose to engage in a combination with the Company.

Restricted Securities.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act and (ii) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.

Commissions.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against the Company or upon any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Purchaser.

The Company acknowledges and agrees that the representations contained in ARTICLE 4 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

Article 5 REGISTRATION RIGHTS

Registration Statement.

When commercially reasonably, but in any event no earlier than January 2, 2018, the Company shall prepare and file with the Commission a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act) and shall contain (except if otherwise required pursuant to written comments received from the Commission upon a review of such Registration Statement) the “Plan of Distribution” in substantially the form attached hereto as Exhibit E.  Notwithstanding any other provision of this ARTICLE 5: (i) if the staff of the Commission does not permit all of the Registrable Securities to be registered on the initial Registration Statement filed pursuant to this Section 5.1(a) (the “Initial Registration Statement”), unless otherwise directed in writing by a Purchaser as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced by Registrable Securities represented by Shares (applied, in the case that some Shares may be registered, to the Purchasers on a pro rata basis based on the total number of unregistered Shares held by such Purchasers, subject to a determination by the Commission that certain Purchasers must be reduced first based on the number of Shares held by such Purchasers); and (ii) in the event the Company amends the Initial Registration Statement to effect the reduction contemplated under clause (i) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Initial Registration Statement, as so amended (each, an “Additional Registration Statement”).

The Company shall use its commercially reasonable best efforts to cause each Registration Statement to be declared effective by the Commission as promptly as possible after the filing thereof, and shall use commercially reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold

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publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)). (the “Effectiveness Period”).

The Company will prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Investors and their counsel in connection with the registration or qualification of such Registrable Securities for the offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investors and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(f), or (iii) file a general consent to service of process in any such jurisdiction.

The Company shall promptly notify the Investors, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

At any time as a Registration Statement shall not be effective during the period between six months and one year from the Closing, with a view to making available to the Investors the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A)  such date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been sold; and (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the 1934 Act; and (iii) furnish to each Investor upon request,  such other information as may be reasonably requested in order to avail such Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

The Company shall notify the Purchasers in writing promptly (and in any event within two Trading Days) after receiving notification from the Commission that a Registration Statement has been declared effective and shall simultaneously provide the Purchasers with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

Notwithstanding anything in this Agreement to the contrary, the Company may, by written notice to the Purchasers, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Purchasers immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any Additional Registration Statement if the Company is engaged in a merger, acquisition or sale that the Company believes may be material, and the Board of Directors determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Purchaser agrees to immediately discontinue any sales of Registrable Securities pursuant to such Registration Statement until such Purchaser is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used. In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board of Directors) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 5.1(g) may be exercised for a period of no more than 20 Trading Days at a time and not more than three times in any twelve-month period. Immediately after the end of any suspension period under this Section 5.1(g), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Purchasers to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

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Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

Not less than three Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Purchasers or their counsels who have supplied the Company with email addresses copies of all such documents proposed to be filed, which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Purchasers (it being acknowledged and agreed that if a Purchaser does not object to or comment on the aforementioned documents within the three Trading Day period, then the Purchaser shall be deemed to have consented to and approved the use of such documents). The Company shall reflect in each such document when so filed with the Commission such comments regarding the Purchasers and the plan of distribution as the Purchasers may reasonably and promptly propose no later than two Trading Days after the Purchasers have been so furnished with copies of such documents as aforesaid.

(i) Subject to Section 5.1, prepare and file with the Commission such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Purchasers thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented; provided,  however, that, subject to applicable requirements, each Purchaser shall be responsible for the delivery of the Prospectus to the Persons to whom such Purchaser sells any of the Shares (including in accordance with Rule 172 under the Securities Act), and each Purchaser agrees to dispose of Registrable Securities in compliance with the plan of distribution described in the Registration Statement and otherwise in compliance with applicable federal and state securities laws.

Notify the Purchasers as promptly as reasonably possible, and if requested by the Purchasers, confirm such notice in writing no later than two Trading Days thereafter, of any of the following events: (i) the Commission notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the Commission issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceedings for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; (v) the financial statements included in any Registration Statement become ineligible for inclusion therein; and (vi) the occurrence or existence of any pending development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interest of the Company to allow continued availability of a Registration Statement,  provided    that any and all of such information shall remain confidential to each Purchaser until such information otherwise becomes public, unless disclosure by a Purchaser is required by law.

Use commercially reasonable best efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

If requested by a Purchaser, provide such Purchaser, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the Commission; provided, that the Company shall have no obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system.

Promptly deliver to each Purchaser, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may

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reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Purchasers in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

Prior to any resale of Registrable Securities by a Purchaser, use commercially reasonable best efforts to register or qualify or cooperate with the selling Purchasers in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Purchaser requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided,  however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

If requested by the Purchasers, cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Purchasers may reasonably request.

Upon the occurrence of any event described in Section 5.2(c)(iii)-(vi), as promptly as reasonably practicable, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Purchaser that such Purchaser furnish to the Company a completed Selling Stockholder Questionnaire in the form proffered by the Company (the “Selling Stockholder Questionnaire”) and such other information regarding itself, the Registrable Securities and other shares of Common Stock held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit E hereto) as shall be reasonably required to effect the registration of such Registrable Securities and shall complete and execute such documents in connection with such registration as the Company may reasonably request, except in the case of any such information referred to in this paragraph, to the extent the failure to provide such information does not materially affect the Company’s ability to comply with such obligations.

The Company shall comply with all applicable rules and regulations of the Commission under the Securities Act and the Exchange Act, including, without limitation, Rule 172 under the Securities Act, file any final Prospectus, including any supplement or amendment thereof, with the Commission pursuant to Rule 424 under the Securities Act, promptly inform the Purchasers in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Purchasers are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with ARTICLE 5 of this Agreement by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation those related to filings with the Commission, any Trading Market, and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including without limitation expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing

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fees to be paid by the Company to the Trading Market. In no event shall the Company be responsible for any underwriting, broker or similar fees or commissions of any Purchaser or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Purchasers.

Indemnification.

Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Purchaser, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all Losses, as incurred including any legal or other expenses reasonably incurred by in connection with investigating or defending any such loss, claim, damage, liability or action arising out of or relating to any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities;  any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or in any amendment or supplement thereto, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information such Purchaser furnished in writing to the Company by such Purchaser for use therein, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement, or (B) with respect to any Prospectus, if the untrue statement or omission of material fact contained in such Prospectus was corrected on a timely basis in the Prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to the Purchaser, and the Purchaser seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses. Any loss stemming from the failure to file a Registration Statement in accordance with this Article 5 or for failure to use reasonable commercial efforts to have a Registration Statement declared effective will be limited to the Investors’ initial investment hereunder.

Indemnification by Purchasers. Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Purchaser in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Purchaser furnished to the Company by such Purchaser in writing expressly for use in the Registration Statement or Prospectus, or to the extent that such information relates to such Purchaser or such Purchaser’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Purchaser expressly for use in the Registration Statement (it being understood that the information provided by the Purchaser to the Company in the Questionnaire and the Plan of Distribution set forth on Exhibit E, as the same may be modified by such Purchaser constitutes information reviewed and expressly approved by such Purchaser in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Purchaser hereunder be greater in amount than the dollar amount of the net proceeds (net of all expense paid by such Investor in connection with any claim relating to this Section 5 and the amount of any damages such Investor has otherwise been required to pay by reason of such untrue statement or omission) received by such Purchaser upon the sale of the Registrable Securities giving rise to such indemnification obligation.

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Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; or (ii) the Indemnifying Party shall have failed within 15 days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; (iii) any counsel engaged by the applicable Indemnifying Party shall fail to timely commence or diligently conduct the defense of any such claim and such failure has materially prejudiced (or, in the reasonable judgment of the Indemnified Party, is in danger of materially prejudicing) the outcome of the applicable claim; or (iv) such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to or may exist between the applicable Indemnifying Party and Indemnified Party or that there may be one or more different or additional defenses, claims, counterclaims or causes of action available to such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld or conditioned. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within 20 Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined (not subject to appeal) that such Indemnified Party is not entitled to indemnification hereunder).

Contribution. If a claim for indemnification under Section 5.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

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The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5.4(d), no Purchaser shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Purchaser from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties, including pursuant to Section 6.7 hereof.

Dispositions. Each Purchaser agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities that it sells pursuant to the Registration Statement in accordance with the Plan of Distribution set forth in the Prospectus. Each Purchaser further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 5.2(c)(iii)-(vi), such Purchaser will discontinue disposition of such Registrable Securities under the Registration Statement until such Purchaser is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Shares as set forth in the Section 6.1 is predicated upon the Company’s reliance that the Purchaser will comply with the provisions of this subsection.

No Piggyback on Registrations. Neither the Company nor any of its security holders (other than the Purchasers in such capacity pursuant hereto) may include securities of the Company in the Registration Statement other than the Registrable Securities.

Amendments; Waivers.   Notwithstanding anything in this Agreement to the contrary, the provisions of this ARTICLE 5 may be amended or waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), with the written consent of (i) the Company and (ii) the Purchaser. Notwithstanding the foregoing, a waiver or consent to depart from the provisions of this ARTICLE 5 with respect to a matter that relates exclusively to the rights of Purchasers and that does not directly or indirectly affect the rights of other Purchasers may be given by Purchasers of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

Article 6 OTHER AGREEMENTS OF THE PARTIES

Transfer Restrictions.

The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement under the Securities Act or Rule 144, to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.

The Purchasers agree to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Securities in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES OR BLUE

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SKY LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES OR BLUE SKY LAWS, PURSUANT TO REGISTRATION OR QUALIFICATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES OR BLUE SKY LAWS. THIS SECURITY IS SUBJECT TO THE TRANSFER RESTRICTIONS SET FORTH HEREIN AND IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 24, 2017, AND AS AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE AVAILABLE WITH THE SECRETARY OF THE COMPANY.

Certificates evidencing the Shares shall not contain any legend (including the legend set forth in Section 6.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Shares pursuant to Rule 144, (iii) if such Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Shares and without volume or manner-of-sale restrictions, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).  Upon request by any Purchaser, following such time as a legend is no longer required under this Section 6.1(c), the Company shall cause its counsel to issue a legal opinion to the Transfer Agent (if required by the Transfer Agent) to effect the removal of the legend hereunder from any Shares.  The Company agrees that following such time as a legend is no longer required under this Section 6.1(c), it will, no later than three Trading Days following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing Shares issued with a restrictive legend (such third Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to the Transfer Agent that enlarge the restrictions on transfer set forth in this Section 6.1(c).

Furnishing of Information; Public Information.  Until the time that no Purchaser owns Securities, the Company covenants to maintain the registration of the Common Stock under Section 12(b) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of NASDAQ such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.  The Purchasers shall take no action to become a group such that any transactions contemplated by this Agreement would require shareholder approval prior to Closing.

Securities Laws Disclosure; Publicity.  The Company shall (a) by 4:15 p.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in this Section 6.4, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction), except that such Purchaser may disclose the terms to its financial, accounting, legal and other advisors.

[Intentionally Omitted]

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Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder for funding operations or for working capital or other general corporate purposes.

Indemnification of Purchasers.  Subject to the provisions of this Section 6.7, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all Losses that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Parties, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Parties may have with any such stockholder or any violations by such Purchaser Parties of state or federal securities laws or any conduct by such Purchaser Parties which constitutes fraud, gross negligence, willful misconduct or malfeasance of such Purchaser Party).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents.  The indemnification required by this Section 6.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred.  The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law. Notwithstanding anything to the contrary herein, this Section 6.7 in no way limits  or is controlling with regard to the indemnification obligations of the Company as set forth in Section 5.4(a).

Post-Investment Lock-Up.  During the period commencing on the Effective Date and ending on the earlier of (i) six (6) months following the Effective Date or (ii) immediately prior to a Change of Control Transaction, no Purchaser shall, without the approval of the Board, directly or indirectly, (i) Transfer any of the Registrable Securities (other than (A) any Transfer to an Affiliate of such Holder, subject to the Transfer Conditions, or (B) to the Company or any of its Subsidiaries) and any Transfer effected pursuant to any merger, consolidation or similar transaction consummated by the Company or (ii) enter into or engage in any hedge, swap, short sale, derivative transaction or other agreement or arrangement that Transfers to any third party, directly or indirectly, in whole or in part, any of the economic consequences of ownership of the Registrable Securities (such actions described in clauses (i) and (ii), “Prohibited Transfers”).  Any purported Prohibited Transfer in violation of this Section 6.8 shall be null and void ab initio.

Listing of Common Stock.  In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Trading Market any required notification form covering all of the Shares.    In addition, the Purchasers and the Company agree to cooperate in good faith, if necessary, to restructure the transactions contemplated by the Transaction Documents such that they do not contravene the rules and regulations of NASDAQ;  provided,  however, that such restructuring does not impact the economic interests of the Purchasers

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contemplated by the Transaction Documents.  Each Purchaser agrees to provide information reasonably requested by the Company to comply with this Section 6.9 and Section 3.22.

Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of any Purchaser.  The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchasers at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Purchaser.  Each Purchaser shall provide any information reasonably requested by the Company to comply with Section 6.11.

Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

Other Actions.  Except as otherwise set forth in this Agreement, from the date of this Agreement until the earlier to occur of the Closing or the termination of this Agreement in accordance with the terms hereof, the Company and the Purchasers shall not, and shall not permit any of their respective Affiliates to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the transactions contemplated by this Agreement.

Article 7 TERMINATION

Termination.  The obligations of the Company, on the one hand, and the Purchasers, on the other hand, to effect the Closing shall terminate as follows:

Upon the mutual written consent of the Company and the Purchasers;

By the Company if any of the conditions set forth in Section 2.5(a) shall have become incapable of fulfillment, and shall not have been waived by the Company;

By a Purchaser (with respect to itself only) if any of the conditions set forth in Section 2.5(b) shall have become incapable of fulfillment, and shall not have been waived by such Purchaser; or

By either the Company or any Purchaser (with respect to itself only) if the Closing has not occurred on or prior to October 15, 2017;  provided,  however, that the Principal Purchasers may, in their sole discretion, extend such date to November 15, 2017, in the event that stockholder approval for the consummation of the transactions contemplated by the Transaction Documents is required under the NASDAQ rules;

provided,  however, that, except in the case of clause (a) above, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in

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this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

Notice of Termination; Effect of Termination.  In the event of termination by the Company or any Purchaser of its obligations to effect the Closing pursuant to this ARTICLE 7, written notice thereof shall forthwith be given to the other Purchasers by the Company and the other Purchasers shall have the right to terminate their obligations to effect the Closing upon written notice to the Company and the other Purchasers.  Nothing in this ARTICLE 7 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

Article 8 MISCELLANEOUS

Fees and Expenses.  All costs and expenses incurred in connection herewith,  including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such costs and expenses.

Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of:  (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on Exhibit A attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

if to the Company, to Pulse Biosciences, Inc., 3957 Point Eden Way, Hayward, California 94545, Attention: Chief Executive Officer, with a copy to Wilson Sonsini Goodrich & Rosati, P.C.,  650 Page Mill Road, Palo Alto, California 94304, Attention: Andrew D. Hoffman; and

if to the Purchasers, to their respective addresses as set forth on Exhibit A attached hereto.

Amendments; Waivers.  Subject to the provisions of Section 5.7, no provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Principal Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  With the consent of the Company which will not be

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unreasonably withheld, any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided, that a Purchaser may assign any or all rights under this Agreement to an Affiliate of such Purchaser without the consent of the Company, and provided,  further: (i) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment; (ii) the Company is furnished with written notice of (x) the name and address of such transferee or assignee and (y) if the transferor is assigning any registration rights under ARTICLE 5 hereof, the Registrable Securities with respect to which such registration rights are being transferred or assigned; (iii) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, unless such disposition was made pursuant to an effective registration statement or an exemption under Rule 144 under the Securities Act; (iv) such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchasers”; and (v) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Sections 5.4 and  6.7.

Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state and federal courts located in the State of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  .

Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related

25.

obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereof or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.

Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

Waiver of Potential Conflicts of Interest.  Each of the Investors and the Company acknowledges that WSGR may have represented and may currently represent certain of the Investors. In the course of such representation, WSGR may have come into possession of confidential information relating to such Investors. Each of the Investors and the Company acknowledges that WSGR is representing only the Company in this transaction. Each of the Investors and the Company understands that an affiliate of WSGR may also be an Investor under this Agreement.  By executing this Agreement, each of the Investors and the Company hereby waives any actual or potential conflict of interest which may arise as a result of WSGR’s representation of such persons and entities, WSGR’s possession of such confidential information and the participation by WSGR’s affiliate in the financing. Each of the Investors and the Company represents that it has had the opportunity to consult with independent counsel concerning the giving of this waiver.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

26.

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

PULSE BIOSCIENCES, INC.

By:/s/ Darrin R. Uecker
Name:Darrin R. Uecker
Title:President & Chief Executive Offices

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

By:/s/ Robert W. Duggan
                  Robert W. Duggan

EXHIBIT A
SCHEDULE OF PURCHASERS

	Shares Purchased	Shares Purchase Price
Robert W. Duggan	2,000,000	$30,040,000

TOTAL	2,000,000	$30,040,000

EXHIBIT B

Stock Certificate Questionnaire

Pursuant to Section 2.1 of the Agreement, please provide us with the following information:

The exact name that the Securities are to be registered in (this is the name that will appear on the common stock certificate(s)):
The relationship between the Purchaser of the Securities and the Registered Purchaser listed in response to Item 1 above:
The mailing address, telephone and telecopy number of the Registered Purchaser listed in response to Item 1 above:

The Tax Identification Number (or, if an individual, the Social Security Number) of the Registered Purchaser listed in response to Item 1 above:

EXHIBIT C

PULSE BIOSCIENCES, INC.

INVESTOR QUESTIONNAIRE

I.  ACCREDITED INVESTOR STATUS

The undersigned (the “Investor”) has represented to Pulse Biosciences, Inc. (the “Company”), that he, she, or it is an “accredited investor” as that term is defined in the Securities Act of 1933, as amended.  Please indicate below the category or categories that so qualify you as an accredited investor.  ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL.

Investor agrees to furnish any additional information the Company deems necessary in order to verify the information provided below:

Category I

The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation.  In calculating net worth, you may include equity in personal property and real estate, cash, short‑term investments, stock and securities.  Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

The value of your primary residence must be excluded. The related amount of indebtedness secured by the primary residence up to its fair market value may also be excluded. However, indebtedness secured by the residence in excess of the value of the home should be considered a liability and deducted from net worth.

Category II

The undersigned is a corporation, partnership, business trust or a non‑profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000.

Category III

The undersigned is an individual (not a partnership, corporation, etc.) who reasonably expects an individual income in excess of $200,000 in the current year and had an individual income in excess of $200,000 in each of the last two years (including foreign income, tax exempt income and the full amount of capital gains and losses but excluding any income of the undersigned’s spouse or other family members and any unrealized capital appreciation);

Or

The undersigned is an individual (not a partnership, corporation, etc.) who, together with his or her spouse, reasonably expects joint income in excess of $300,000 for the current year and had joint income in excess of $300,000 in each of the last two years (including foreign income, tax exempt income and the full amount of realized capital gains and losses).

Category IV	The undersigned is a director or executive officer of the Company.

Category V

The undersigned is a bank, savings and loan association or credit union, insurance company, registered investment company, registered business development company, licensed small business investment company, or employee benefit plan within the meaning of Title 1 of ERISA whose plan fiduciary is either a bank, insurance company or registered investment advisor or whose total assets exceed $5,000,000.

Describe entity:

_________________________________________________________________________________________

Category VI	The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.
Category VII

The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person (a person who either alone or with his or her purchaser representative(s) has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment).  A copy of the declaration of trust or trust agreement and a representation as to the sophistication of the person directing purchases for the trust is enclosed.

Category VIII	The undersigned is a self‑directed employee benefit plan for which all persons making investment decisions are “accredited investors” within one or more of the categories described above.
Category IX

The undersigned is an entity in which all of the equity owners are “accredited investors” within one or more of the categories described above.  If relying upon this category alone, each equity owner must complete a separate copy of this agreement.

Describe entity:  _______________________________________________________________________

_________________________________________________________________________________________

Category X	The undersigned does not come within any of the Categories I – IX set forth above.

-  2  -

II.  BASIC INVESTOR INFORMATION

Name of Investor/Investor Entity:

       (EXACT NAME AS IT SHOULD APPEAR ON SECURITIES DOCUMENTS)

Contact Address of Investor/Investor Entity:   Attn:

Address:  ______________________________________________________________________________

III.  SIGNATURE

The above information is true and correct and the undersigned recognizes that the Company and its counsel are relying on the truth and accuracy of such information in reliance on the exemption contained in Subsection 4(2) of the United States Securities Act of 1933, as amended, and Regulation D promulgated thereunder.  The undersigned agrees to notify the Company promptly of any changes in the foregoing information which may occur prior to the investment.

IF THE UNDERSIGNED IS AN ENTITY:

(Name of Entity – Please Print)

By:

Name:

Title:

IF THE UNDERSIGNED IS AN INDIVIDUAL:

(Name  – Please Print)

(Signature)

THIS SHALL NOT BE DEEMED AN OFFER TO SELL SECURITIES.  NEITHER THE COMPANY NOR ANY SHAREHOLDER SHALL HAVE ANY OBLIGATION TO SELL OR PURCHASE SECURITIES UNTIL DEFINITIVE DOCUMENTATION OF SUCH SALE HAS BEEN EXECUTED AND DELIVERED BY THE PARTY AGAINST WHOM SUCH OBLIGATION IS SOUGHT TO BE ENFORCED.

EXHIBIT D

PULSE BIOSCIENCES, INC.

“BAD ACTOR” QUESTIONNAIRE

Pulse Biosciences, Inc. (the “Company”) will use the responses to this questionnaire to determine whether the Company may be disqualified from relying upon the exemption in Rule 506 of Regulation D under the Securities Act of 1933, as amended. This questionnaire does not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company.

Please notify the Company promptly of any change in the information provided in response to the questionnaire that may occur after submitting the questionnaire.

1.	IDENTIFICATION

Legal name:

Previous, assumed or fictitious names or aliases (if any):

Address:

Phone:	Fax:

Email:	Website:

Complete the following if an entity:
Jurisdiction of formation or incorporation:

Type of entity (e.g., corporation, trust, partnership, etc.):

Contact person:

2.	QUESTIONNAIRE
a.	Criminal convictions. Has the undersigned been convicted, within the last ten years, of any felony or misdemeanor:
•	in connection with the purchase or sale of any security;
•	involving the making of any false filing with the SEC; or
•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

Yes	No
b.

Court injunctions and restraining orders. Is the undersigned subject to any order, judgment or decree of any court of competent jurisdiction, entered within the last five years, that restrains or enjoins the undersigned from engaging or continuing to engage in any conduct or practice:

•	in connection with the purchase or sale of any security;
•	involving the making of any false filing with the SEC; or
•	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

Yes	No
c.

Final orders of certain regulators. Is the undersigned subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

•	bars the undersigned from:
o	association with an entity regulated by such commission, authority, agency or officer;
o	engaging in the business of securities, insurance or banking; or
o	engaging in savings association or credit union activities; or
•	constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within the last ten years?

“Final order”  means a written directive or declaratory statement issued by a federal or state agency described above under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

Yes	No
d.

SEC disciplinary orders. Is the undersigned subject to an SEC order entered pursuant to Section 15(b) or 15B(c) of the Securities Exchange Act of 1934 or Section 203(e) or (f) of the Investment Advisers Act of 1940 that:

•	suspends or revokes the undersigned’s registration as a broker, dealer, municipal securities dealer or investment adviser;
•	places limitations on the activities, functions or operations of the undersigned; or
•	bars the undersigned from being associated with any entity or from participating in the offering of any penny stock?

Yes	No

e.

Certain SEC cease-and-desist orders. Is the undersigned subject to any SEC order entered within the last five years that orders the undersigned to cease and desist from committing or causing a violation or future violation of:

•

any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act of 1933, Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, Section 15(c)(1) of the Securities Exchange Act of 1934 and Section 206(1) of the Investment Advisers Act of 1940, or any other rule or regulation thereunder; or

•	Section 5 of the Securities Act of 1933?

Yes	No
f.

Suspension or expulsion from self-regulatory association membership or association with a self-regulatory association member. Is the undersigned suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

Yes	No
g.

Stop orders and orders suspending the Reg. A exemption. Has the undersigned filed (as a registrant or issuer), or was the undersigned or was the undersigned named as an underwriter in, any registration statement or Regulation A offering statement filed with the SEC that, within the last five years, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

Yes	No
h.

U.S. Postal Service false representation orders. Is the undersigned subject to a United States Postal Service false representation order entered within the last five years, or is the undersigned subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

Yes	No
i.

Further information. If you answered “Yes” to any of the questions above, or if there is any other information that may be relevant (e.g., threatened, active or pending proceedings; matters of potential or uncertain applicability; etc.), please provide relevant descriptions and details or contact the person indicated in the introductory paragraphs to discuss.

Please sign and date the questionnaire on the SIGNATURE page

SIGNATURE

The information furnished in response to this questionnaire is true and correct, and the undersigned acknowledges that the Company and its counsel are relying on the truth and accuracy of such information to comply with applicable securities laws. The undersigned agrees to notify the Company promptly of any changes in such information.

(Print name)

(Signature)

(Print name of signatory, if applicable)

(Print title of signatory, if applicable)

(Date)

EXHIBIT E

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

Each selling stockholder may, from time to time, sell any or all of their shares of common stock covered hereby on The NASDAQ Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or privately negotiated prices. A selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales, to the extent permitted by law;
•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the shares of common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with the sale of the shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell the shares of common stock short and deliver these securities to close out their short positions or to return borrowed shares in connection with such short sales, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such selling stockholders, broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, or we may be entitled to contribution.

The selling stockholders will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

We agreed to cause the registration statement of which this prospectus is a part to remain effective until the date on which all of the shares registered hereby are either sold pursuant to the registration statement or sold or available for resale without restriction under Rule 144 under the Securities Act. The shares of common stock will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the shares of common stock covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock we registered on behalf of the selling stockholders pursuant to the registration statement of which this prospectus forms a part.

Once sold under the registration statement of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.